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May 31, 2001                                                         Exhibit 5.1

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Judiciary Plaza
Washington, D.C.  20549

          Re:  Kindred Healthcare, Inc. 2001 Stock Option Plan
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               Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee
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               Directors
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Ladies and Gentlemen:

          I am general counsel of Kindred Healthcare, Inc. and have reviewed the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 1,000,000 shares of Common Stock, par value $0.25 per share (the "Shares"), of Kindred Healthcare, Inc., a Delaware corporation (the "Registrant"), to be issued pursuant to the Kindred Healthcare, Inc. 2001 Stock Option Plan and Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors (the "Plans").

          I have examined and am familiar with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and the various corporate records and proceedings relating to the proposed issuance of the Shares. I also have examined such other documents and proceedings as I have considered necessary for the purpose of this opinion.

          Based on the foregoing, it is my opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ M. Suzanne Riedman

                                    M. Suzanne Riedman
                                    Senior Vice President and General Counsel